Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 8, 2025, relating to the financial statements of Buda Juice, LLC as of and for each of the two years in the period ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP
New York, NY
August 26, 2025